FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE INTRAWEST RESORTS HOLDINGS, INC.

2014 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”), dated as of ___________, 201_ (the “Date of Grant”), is made by and between Intrawest Resorts Holdings, Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to “the Company” shall include the Company and any successor to the Company.

1.                  Grant of Restricted Stock Units. The Company hereby grants to the Grantee _______ restricted stock units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2.                  Vesting.

(a)                  The RSUs shall become vested as follows: (i) 33.3% of the RSUs shall vest on the first anniversary of the Date of Grant; (ii) 33.3% of the RSUs shall vest on the second anniversary of the Date of Grant; and (iii) 33.4% of the RSUs shall vest on the third anniversary of the Date of Grant (each a “Vesting Date”); provided that the Grantee remains in continuous employment with the Company or an Affiliate thereof through, and has not given or received a notice of termination of such employment as of, the applicable vesting date.

(b)                  Except as set forth in Section 2(c) below, if the Grantee’s employment is terminated for any reason, (i) this RSU Award Agreement shall terminate and all rights of the Grantee with respect to RSUs that have not vested shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(c)                  If the Grantee’s employment is terminated by the Company other than for Cause or by the Grantee for Good Reason (as defined in the employment agreement by and between the Company and the Grantee as in effect from time to time) (i) the portion of the RSUs, if any, that are scheduled to vest on the next applicable Vesting Date shall immediately vest and shall be settled as soon as practicable after the date of termination in accordance with Section 3 below, but in no event later than March 15 of the year following the year in which the date of termination occurs, (ii) this RSU Award Agreement shall terminate and all rights of the Grantee with respect to the portion of the RSUs, if any, that have not vested as of the date of termination in accordance with this Section shall immediately terminate, (iii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iv) neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

3.                  Settlement. Each RSU granted hereunder shall represent the right to receive, in the sole discretion of the Company, either (i) one (1) share of Common Stock (a “Share”) or (ii) an amount of cash equal to the Fair Market Value of one (1) Share, valued based on the closing price of a Share on the date immediately prior to the date of payment (as applicable, the “Settlement”). The Settlement shall occur as soon as practicable after the applicable Vesting Date, but in no event later than March 15 of the year following the year in which such Vesting Date occurs.

4.                  Voting and Other Rights. The Grantee shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect thereof following the applicable Vesting Date.

5.                  RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6.                  No Rights to Continuation of Employment. Nothing in the Plan or this RSU Award Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Grantee’s employment any time for any reason whatsoever, with or without cause.

7.                  Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from the Shares or cash otherwise issuable hereunder or other compensation payable to the Grantee the minimum amount of any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the Settlement of any RSU.

8.                  Section 409A Compliance. The intent of the parties is that payments and benefits under this RSU Award Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment with the Company for purposes of any payments under this RSU Award Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Award Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Award Agreement or any other arrangement between the Grantee and the Company during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death).The Company makes no representation that any or all of the payments described in this RSU Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

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9.                  Governing Law. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10.                  RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11.                  No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Grantee.

12.                  Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13.                  Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14.                  Entire RSU Award Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15.                  Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16.                  Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.

17.                  Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

18.                  Set-Off. The Grantee hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares or the amount of cash due to the Grantee under this RSU Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Grantee to the Company or any of its Affiliates under any other agreement or arrangement between the Grantee and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

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IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

INTRAWEST RESORTS HOLDINGS, INC.

By

Print Name:

Title:

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The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing RSU Award Agreement.

GRANTEE

Signature

Print Name:

Address:

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